LIBERTY FUNDS TRUST I-IX
             LIBERTY-STEIN ROE ADVISOR FLOATING RATE ADVANTAGE FUND
                       COLONIAL INVESTMENT GRADE BOND FUND

      Plan pursuant to Rule 18f-3(d) under the Investment Company Act of 1940

                             Effective April 22, 1996(1)
                              Amended April 6, 2000

Each series ("Fund") of Liberty Funds Trusts I-IX, Liberty-Stein Roe Advisor Floating Rate Advantage Fund and Colonial Investment Grade Bond Fund (the "Trusts") may from time to time issue one or more of the following classes of shares: Class A shares, Class B shares, Class C shares, Class E shares, Class F shares, Class I shares, Class J shares, Class N shares, Class T shares and Class Z shares. Each class is subject to such investment minimums and other conditions of eligibility as set forth in the Funds' prospectuses as from time to time in effect. The differences in expenses among these classes of shares, and the conversion and exchange features of each class of shares, are set forth below in this Plan, which is subject to change, to the extent permitted by law and by the Declaration of Trust and By-laws of each Trust, by action of the Board of Trustees of each Trust.

Class A shares

Class A shares are offered at net asset value ("NAV") plus the initial sales charges described in the Funds' prospectuses as from time to time in effect.
Initial sales charges may not exceed 6.50%, and may be reduced or waived as permitted by Rule 22d-1 under the Investment Company Act of 1940 (the "1940 Act") and as described in the Funds' prospectuses from time to time in effect.

Purchases of $1 million to $5 million of Class A shares that are redeemed within 18 months from purchase are subject to a contingent deferred sales charge ("CDSC") of 1% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class A shares are not otherwise subject to a CDSC. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds' prospectuses as from time to time in effect.



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Class A shares pay service fees pursuant to plans adopted pursuant to Rule 12b-1 under the 1940 Act ("12b-1 Plans") as described in the Funds' prospectuses in effect from time to time. Such fees may not exceed 0.25% per annum of the average daily net assets attributable to such class. Class A shares generally do not pay distribution fees, except that Colonial Strategic Balanced Fund pays a distribution fee of 0.30% per annum of average daily net assets attributable to its Class A shares and Liberty-Stein Roe Advisor Floating Rate Advantage Fund, Colonial Strategic Balanced Fund and Newport Europe Fund each pay a distribution fee of 0.10% per annum of average daily net assets attributable to their respective Class A shares.

Class A shares of any Fund may be exchanged, at the holder's option, for Class A shares of another Fund without the payment of a sales charge, except that if shares of any other non-money market fund are exchanged within five months after purchase for shares of a Fund with a higher sales charge, then the difference in sales charges must be paid on the exchange.

Class B shares

Class B shares are offered at NAV, without an initial sales charge. Class B shares that are redeemed within the period of time after purchase (not more than 6 years) specified in each Fund's prospectus as from time to time in effect are subject to a CDSC of up to 5% of either the purchase price or the NAV of the shares redeemed, whichever is less; such percentage may be lower for certain Funds or for purchases of certain minimum amounts and declines the longer the shares are held, all as described in the Funds' prospectuses as from time to time in effect. Class B shares purchased with reinvested distributions are not subject to a CDSC. The CDSC is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds' prospectuses as from time to time in effect.

Class B shares pay distribution and service fees pursuant to 12b-1 Plans as described in the Funds' prospectuses in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class B shares automatically convert to Class A shares of the same Fund eight or fewer years after purchase as described in the Funds' prospectuses as from time to time in effect, except that Class B shares purchased through the reinvestment of dividends and other distributions on Class B shares convert proportionally to the amount of Class B shares otherwise being converted.

Class B shares of any Fund may be exchanged, at the holder's option, for Class B shares of another Fund, without the payment of a CDSC. The holding period for determining the CDSC and the conversion to Class A shares will include the holding period of the shares exchanged. If the Class B shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Fund in which the original investment was made, except if additional purchases of Class B shares exceed a CDSC reduction level as described in the exchanged Fund's prospectus from time to time, the shares in excess of the CDSC reduction level will receive the applicable lower CDSC and reduced holding period.

Class C shares

Class C shares are offered at NAV without an initial sales charge. Class C shares that are redeemed within one year from purchase may be subject to a CDSC of 1% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class C shares purchased with reinvested dividends or capital gain distributions are not subject to a CDSC. The CDSC may be reduced or waived in certain circumstances as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds' prospectuses as from time to time in effect.

Class C shares pay distribution and service fees pursuant to 12b-1 Plans, as described in the Funds' prospectuses in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class C shares of any Fund may be exchanged for Class C shares of any other Fund that offers Class C shares. The holding period for determining whether a CDSC will be charged will include the holding period of the shares exchanged. Only one exchange of any Fund's Class C shares may be made in any three month period. For this purpose, an exchange into any Fund and a prior or subsequent exchange out of the Fund constitutes "one exchange."

Class E shares

Class E shares are offered at NAV plus the initial sales charges described in the Fund's prospectus as from time to time in effect. Initial sales charges may not exceed 4.50%, and may be reduced or waived as permitted by Rule 22d-1 under the 1940 Act and as described in the Fund's prospectus from time to time in effect.

Purchases of $1 million to $5 million of Class E shares that are redeemed within 18 months from purchase are subject to the same CDSC on the same basis as Class A shares. Class E shares are not otherwise subject to a CDSC. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in the Fund's prospectus as from time to time in effect.

Class E shares pay distribution and service fees pursuant to 12b-1 Plans, as described in the Fund's prospectus in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.10% and 0.25% per annum of the average daily net assets attributable to such class.

Class E shares may not be exchanged for shares of any other Fund.



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Class F shares

Class F shares are offered at NAV without an initial sales charge and subject to the same declining CDSC, distribution and service fees as Class B shares. Class F shares automatically convert to Class E shares eight years after purchase, except that Class F shares purchased through the reinvestment of dividends and other distributions on Class F shares convert proportionally to the amount of Class E shares being converted.

Class F shares pay distribution and service fees pursuant to 12b-1 Plans, as described in the Fund's prospectus in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class F shares may not be exchanged for shares of any other Fund.

Class I shares

Class I shares are offered at NAV, without an initial sales charge or CDSC. Class I shares do not pay fees under a Rule 12b-1 Plan. Class I shares of a Fund may only be exchanged for Class I shares of another Fund.

Class J shares

Class J shares are offered at NAV, plus the initial sales charges described in the Funds' prospectuses as from time to time in effect. Initial sales charges may not exceed 3.00%, and may be reduced or waived as permitted by Rule 22d-1 under the 1940 Act and as described in the Funds' prospectuses from time to time in effect.

Class J shares pay distribution and service fees pursuant to 12b-1 Plans as described in the Funds' prospectuses in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.35% and 0.25% per annum of the average daily net assets attributable to such class.

Class J shares also bear certain expenses of offering and distribution in Japan, such as registration and prospectus translation expenses.

Class J shares may only be exchanged for Class J shares of another Fund.



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Class N shares

Class N shares are offered at NAV, without an initial sales charge. Class N shares that are redeemed within the period of time after purchase (not more than 5 years) specified in each Fund's prospectus as from time to time in effect are subject to a CDSC of up to 3% of either the purchase price or the NAV of the shares redeemed, whichever is less; such percentage may be lower for certain Funds or for purchases of certain minimum amounts and declines the longer the shares are held, all as described in the Funds' prospectuses as from time to time in effect. Class N shares purchased with reinvested distributions are not subject to a CDSC. The CDSC is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds' prospectuses as from time to time in effect.

Class N shares pay distribution and service fees pursuant to 12b-1 Plans as described in the Funds' prospectuses in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class N shares automatically convert to Class J shares of the same Fund five years after purchase as described in the Funds' prospectuses as from time to time in effect, except that Class N shares purchased through the reinvestment of dividends and other distributions on Class N shares convert proportionally to the amount of Class N shares otherwise being converted.

Class N shares also bear certain expenses of offering and distribution in Japan, such as registration and prospectus translation expenses.

Class N shares may not be exchanged for shares of any other Fund.

Class T shares

Class T shares are offered at NAV plus the initial sales charges described in the Funds' prospectuses as from time to time in effect. The sales charge may not exceed 6.50%, and may be reduced or waived as permitted by Rule 22d-1 under the 1940 Act and as described in the Funds' prospectuses from time to time in effect.

Purchases of $1 million or more of Class T shares that are redeemed within 18 months from purchase are subject to a CDSC of 1% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class T shares are not otherwise subject to a CDSC. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in the Funds' prospectuses as from time to time in effect.

Class T shares do not pay fees pursuant to a 12b-1 Plan. Class T shares of a Fund may only be exchanged for Class A shares of another Fund.



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Class Z shares

Class Z shares are offered at NAV, without an initial sales charge or CDSC. Class Z shares do not pay fees under a 12b-1 Plan. Class Z shares of a Fund may be exchanged for the Class A or Class Z shares of another Fund.

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1 Liberty Funds Trusts I-VII (the "Trusts") have been offering  multiple classes of shares, prior to the effectiveness of this Plan, pursuant to an exemptive order of the Securities and Exchange Commission. This Plan is intended to permit the Trusts to offer multiple classes of shares pursuant to Rule 18f-3 under the Investment Company Act of 1940, without any change in the arrangements and expense allocations that have been approved by the Board of Trustees of each Trust under such order of exemption.